Exhibit 10.2

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

RECEIVABLES SALE AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT dated as of June 26, 2007 (this “Amendment”) is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”), EXECUTIVE RELOCATION CORPORATION (“Executive Relo”) and SIRVA GLOBAL RELOCATION, INC., as Servicers and Originators, the Purchasers party hereto and LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”), as Agent (in such capacity, the “Agent”).

RECITALS

A.            The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Second Amended and Restated Receivables Sale Agreement dated as of December 22, 2006 (as so amended, the “Receivables Sale Agreement”).

B.            The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Certain Defined Terms.  Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2.             Amendments to Receivables Sale Agreement.  The Receivables Sale Agreement is hereby amended effective as of June 26, 2007 as follows:

(a)           Definitions of Applicable Class A Margin and Applicable Class B Margin.  The definitions of “Applicable Class A Margin”, “Applicable Class B Margin” and “SIRVA Credit Agreement” in Schedule I to the Receivables Sale Agreement are hereby amended and restated to read as follows:

“Applicable Class A Margin” means the percentage set forth below opposite the Consolidated Interest Coverage Ratio most recently reported by Parent and its Subsidiaries under the SIRVA Credit Agreement, as such agreement is in effect after giving effect to the Ninth Amendment thereto; provided that if and for so long as such Consolidated Interest Coverage Ratio has not been so reported, the Applicable Class A Margin shall be as set forth for when the Consolidated Interest Coverage Ratio is less than 1.00.  (The most recently reported Consolidated Interest Coverage Ratio as of June 26, 2007 (for the first fiscal quarter of 2007) is greater than 1.00.)

Consolidated Interest Coverage Ratio	Prime Rate	Eurodollar Rate
Greater than or equal to 1.00	2.00%	3.00%
Less than 1.00	2.50%	3.50%

“Applicable Class B Margin” means the percentage set forth below opposite the Consolidated Interest Coverage Ratio most recently reported by Parent and its Subsidiaries under the SIRVA Credit Agreement, as such agreement is in effect after giving effect to the Ninth Amendment thereto; provided that if and for so long as such Consolidated Interest Coverage Ratio has not been so reported, the Applicable Class A Margin shall be as set forth for when the Consolidated Interest Coverage Ratio is less than 1.00.  (The most recently reported Consolidated Interest Coverage Ratio as of June 26, 2007 (for the first fiscal quarter of 2007) is greater than 1.00.)

Consolidated Interest Coverage Ratio	Prime Rate	Eurodollar Rate
Greater than or equal to 1.00	5.50%	6.50%
Less than 1.00	6.00%	7.00%

“SIRVA Credit Agreement” means Credit Agreement dated as of December 1, 2003, as amended through the Ninth Amendment thereto entered into on or about June 26, 2007, among Parent, certain subsidiaries thereof, the several lenders party thereto, JPMorgan Chase Bank, as administrative agent, Banc of America Securities LLC, as syndication agent, and Credit Suisse First Boston, Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P. as documentation agents.

(b)           New Definition.  The following new definition is hereby added to Schedule I to the Receivables Sale Agreement, in the correct alphabetical spot:

“First Amendment” means the First Amendment to Second Amended and Restated Receivable Sale Agreement, dated as of June 26, 2007, among the Seller, the Servicers, the Originators, the Agent and the Purchasers.

“Consolidated Interest Coverage Ratio” shall have the meaning assigned thereto in the SIRVA Credit Agreement after giving effect to the Ninth Amendment thereto entered into on or about June 26, 2007.

(c)           No 2005 Comparisons Required for 2006 Financials.  Schedule IV to the Receivables Sale Agreement is hereby amended by adding the following clause (c) at the end thereof:

(c)  with respect to the financial statements for the fiscal year ended December 31, 2006, no comparisons to the previous fiscal year shall be required.

3.             Limited Consents and Waivers.  The Agent and the Purchasers hereby consent to the execution and delivery of an amendment to the SIRVA Credit Agreement in the form attached hereto as Exhibit A (the “Credit Agreement Amendment”), provided that such amendment became effective on or prior to June 26, 2007.

4.             Reservation of Rights.  By press releases dated January 31, 2005, March 15, 2005, June 20, 2005, June 22, 2005 and September 21, 2005, SIRVA, Inc. announced various matters, including the existence of a formal investigation by the SEC of such practices and processes.  Notwithstanding the agreement of the Agent and the Purchasers to a delay in the delivery of certain financial reports and ongoing discussions between the Agent, the Purchasers and the Originators with respect to the matters described in the Press Releases, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(a)(vi) of the Fifth Amendment dated as of November 14, 2005 to the Original Receivables Sale Agreement, that are the subject of such review and investigation or any related matters.  The Agent and the Purchasers hereby expressly reserve all of their rights and remedies with respect to all of the foregoing, including all rights with respect to any related Termination Event that may have occurred and not been waived pursuant to Section 3(a)(vi) of such Fifth Amendment.

5.             Representations and Warranties.  With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i)            Representations and Warranties.  The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date and except for the matters to be corrected by the Specified Adjustments).

(ii)           Enforceability.  The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer.  This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii)          No Potential Termination Event.  No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

(iv)          Specified Adjustments.  Except as has been disclosed by the Servicers to the Purchasers in the supplement to the Fee Letter delivered in connection with the First Amendment to the Original Receivables Sale Agreement, the adjustments described in the definition of “Specified Adjustment” do not result from (and are not alleged by any Governmental Authority or Responsible Person to have resulted from) fraud, misconduct or similar circumstances; and the matters disclosed in the Press Releases and related matters will not have a Material Adverse Effect.

6.             Acknowledgment by Originators.  Each of SIRVA Relo, Executive Relo and SIRVA Global, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Section 2 hereof.

7.             Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents.  Without limiting the foregoing, the Seller and the Originators confirm and reaffirm their obligation under Section 3 of the Fee Letter, and acknowledge that nothing in this Amendment shall limit the ability of the Agent and the Purchasers to require changes to the terms of the Transaction Documents as contemplated by such Section 3.  After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

8.             Effectiveness.  This Amendment shall become effective upon the date on which all of the following occur (the “Amendment Effective Date”):

(i)            receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by the Seller, the Servicers, the Originators, the Agent, the Required Class A Purchasers and the Required Class B Purchasers and consented to by Parent and NAVL,

(ii)           receipt by the Agent of a fee equal to 0.25% of the Aggregate Class A Commitment for the account of the Class A Purchasers (proportionately according to their Class A Commitment Percentages) and of a fee equal to 0.35% of the Aggregate Class B Commitment for the account of the Class B Purchasers (proportionately according to their Class B Commitment Percentages),

(iii)          receipt by the Agent of the following documents, each, in form and substance satisfactory to the Agent and the Purchasers, from JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, a copy of the fully executed Credit Agreement Amendment.

9.             Headings; Counterparts.  Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment.  This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

10.           Cumulative Rights and Severability.  All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise.  Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

11.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ Douglas V. Gathany
Title: President

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ Douglas V. Gathany
Title: Treasurer

SIRVA GLOBAL RELOCATION, INC., as a Servicer

By:	/s/ Douglas V. Gathany
Title: Treasurer

EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ Douglas V. Gathany
Title: Treasurer

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ Douglas V. Gathany
Title: Treasurer

SIRVA GLOBAL RELOCATION, INC., as an Originator

By:	/s/ Douglas V. Gathany
Title: Treasurer

EXECUTIVE RELOCATION CORPORATION,
as an Originator

By:	/s/ Douglas V. Gathany
Title: Treasurer

First Amendment

LASALLE BANK NATIONAL ASSOCIATION,
as Agent, Class A Purchaser and Class B Purchaser

By:	/s/ Zakia Davis
Title: Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION, as Class A Purchaser and
Class B Purchaser

By:	/s/ Rebecca L. Milligan
Title: Duly Authorized Signatory

THE CIT GROUP/BUSINESS
CREDIT, INC., as Class A Purchaser and Class B
Purchaser

By:	/s/ Jang Kim
Title: Vice President

E*TRADE BANK, as Class A Purchaser and
Class B Purchaser

By:	/s/ Samuel Crow
Title: Senior Manager

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U.S. BANK NATIONAL ASSOCIATION, as Class A
Purchaser

By:	/s/ Matthew J. Schulz
Title: Vice President

WELLS FARGO BANK, N.A., as Class A
Purchaser

By:	/s/ Andrew T. Cavallari
Title: Vice President

ALLIED IRISH BANKS, P.L.C., as Class A
Purchaser

By:	/s/ Joanne Gibson
Title: Assistant Vice President

By:	/s/ Jerome Noto
Title: Senior Vice President

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